EXHIBIT 10.4

NOTE EXCHANGE AGREEMENT

This NOTE EXCHANGE AGREEMENT, dated May 28 2026 (this “Agreement”), is among DATZ World Holdings Corp., a Nevada corporation (the “Seller” or the “Company”), Jeff Bishop (“Bishop”), Allan Marshall (“Allan”) and MFA Holdings, Corp., a Florida corporation (“MFA and together with Allan, the “Lenders”).

W I T N E S S E T H:

WHEREAS, on September 18, 2018, the Company made a convertible promissory note in favor of Bishop in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000) with a maturity date of September 21, 2019, with interest at the rate of ten percent (10%) which remains unpaid as of the date hereof and has accrued interest in the amount of $190,749.41 as of the date hereof (“Loan 1”);

WHEREAS, on September 28, 2017, the Company made a promissory note in favor of MFA in the original principal amount of Two Hundred Thousand Dollars ($200,000) with a maturity date of September 30, 2018, without interest of which One Hundred Seventy-Nine Thousand Dollars ($179,000) remains unpaid as of the date hereof (“Loan 2”);

WHEREAS, on December 20, 2017, the Company made a promissory note in favor of MFA in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) with a maturity date of December 28, 2018, without interest of which One Hundred Thousand Dollars ($100,000) remains unpaid as of the date hereof (“Loan 3”);

WHEREAS, on February 6, 2018, the Company made a promissory note in favor of Bishop in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000) with a maturity date of August 8, 2019, with interest at the rate of twelve percent (12%) of which One Hundred Fifty Thousand Dollars ($150,000) in principal and One Thirty Thousand Three Hundred Eighty-Four Dollars ($130,384) in interest remains unpaid as of the date hereof (“Loan 4”);

WHEREAS, on February 21, 2018, the Company made a promissory note in favor of MFA in the original principal amount of Four Hundred Forty Thousand Dollars ($4400,000) with a maturity date of March 22, 2019, with interest at the rate of ten percent (10%) of which no principal and Three Hundred Thirty-Five Thousand One Hundred Ninety-Eighty Dollars ($335,198) in interest remains unpaid as of the date hereof (“Loan 5”);

WHEREAS, on February 15, 2019, the Company made a convertible promissory note in favor of Adam Marshall in the original principal amount of Four Hundred Twenty-Six Thousand Six Hundred Twenty-Six Thousand and 67/100 ($426,666.67) with a maturity date of August 15, 2020, with interest at the rate of seven percent (7%) of which Two Hundred Forty-Four Thousand Eight Hundred One and 75/100 Dollars ($244,801.75) in principal and One Hundred Ninety-One Thousand Seven Hundred Forty-Four and 30/100 Dollars ($191,744.30) remains unpaid as of the date hereof and was acquired by MFA on January 3, 2022 (“Loan 6,” and collectively with Loan 1, Loan 2, Loan 3, Loan 4 and Loan 5, the “Loans”);

WHEREAS, on November 10, 2025, the Company, RagingBull.com, LLC, a Delaware limited liability company (RagingBull), the equityholders of RagingBull and RB Acquisition Corp., (“Acquisition”), entered into an Agreement and Plan of Merger and Reorganization whereby RagingBull will merge with and into a subsidiary of the Company whereby RagingBull will be a wholly-owned subsidiary of the Company (the “Merger”).

 WHEREAS, in connection with the Merger, the Seller shall sell substantially all of the issued and outstanding membership interests of its wholly-owned subsidiary LB Media Group LLC (“Subsidiary”) to Kurt Rossner, Mark Breen and Michael Goerner (the “Buyer”), and the payment of the proceeds from the sale (“Subsidiary Sale”) in exchange for Seven Hundred Fifty Thousand Dollars ($750,000)(the “Subsidiary Sale Proceeds”).

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Subsidiary Sale

(a) At the Closing (as defined below), the Buyer shall acquire the Subsidiary and deliver the Subsidiary Sale Proceeds as directed by the Company.

(b) The Company agrees that it shall: (i) use, or shall arrange the payment of, the Subsidiary Sale Proceeds to repay MFA for all principal and interest of Loans 2, 3 and 5 in full and repay $135,802 of the principal of Loan 4 (the Loan Repayment Amount”); and (ii) issue MFA a Convertible Promissory Note in the Amount of $627,296; and (iii) issue Bishop a Convertible Promissory Note in the Amount of $364,582, each in the form attached hereto as Exbibit A for any and all amounts currently owed to the Lenders (the “Convertible Note”).

Section 2. Closing. At the Closing (as defined below), the Company shall deliver to the Lenders via wire transfer: immediately available funds in the amount of the Loan Repayment Amount; and one or more Convertible Notes in the respective amounts of the Balance of the Loans as directed by MFA.

Section 3. Deliveries.

(a) On the Closing Date (except as otherwise provided below), the Company shall deliver or cause to be delivered to the Lenders the following: (i) this Agreement duly executed by the Company; (ii) funds in the amount of the Loan Repayment Amount; (iii) the Convertible Note registered in the name “MFA Holdings Corp.”; and (iv) such other documents relating to the transactions contemplated by this Agreement as the Lenders or its counsel may reasonably request.

(b) On the Closing Date, the Lenders shall deliver or cause to be delivered to the Company, as applicable, the following: (i) this Agreement duly executed by the Lenders; and (ii) such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

Section 4. Company Representations. The Company hereby represents and warrants to the Lenders as follows:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder and thereunder will (i) contravene any provision contained in the Company’s Amended and Restated Articles of Incorporation or Bylaws of the Company, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Company is a party or by which the Company is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any material lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, “Encumbrances”) on any of the assets or properties of the Company or any subsidiary, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or any subsidiary.

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(c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby by the Company, except for customary post-closing filings required pursuant to applicable securities laws which will be made in the ordinary course and expect that under Nasdaq rules approvals of stockholders will be required for certain matters as contemplated under the Certificate of Designations (including for conversion of shares beyond permitted limits).

(d) The Convertible Note and the shares of Common Stock underlying the conversion of the Convertible Note have been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Encumbrances.

(e) The Convertible Note issued pursuant to this Agreement, will be the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(f) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of its obligations under this Agreement or the Convertible Note.

(g) The Company is not and has never been, an issuer identified in, or subject to, Rule 144(i). More than one (1) year has elapsed from the date that the Company filed its "Form 10 information" with the Commission reflecting its status as an entity that is no longer described in Rule 144(i)(1)(i).

Section 4. Lenders Representations. The Lenders represents and warrants to the Company (as to itself only) as follows:

(a) Is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms.

(b) Neither the execution and delivery of this Agreement nor the performance by it of its obligations hereunder and thereunder will (i) contravene any provision contained in its organizational documents, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which it is a party or by which it is bound or to which any of its assets or properties are subject, or (iii) result in the creation or imposition of any material Encumbrances on the Original Notes.

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(c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby by it.

(d) Is the legal owner of the Original Notes, free and clear of all Encumbrances except those created pursuant to the Purchase Agreement and the Registration Rights Agreement and those imposed generally by applicable securities laws.

Section 5. Other Agreements.

(a) The Convertible Notes may only be disposed of in compliance with their terms and with state and federal securities laws. In connection with any permissible transfer the Convertible Note other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Lenders, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Convertible Note under the Securities Act.

(b) The Lenders agree to the imprinting, so long as is required by this Section 5(b), of a legend Note substantially in the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

(c) Upon issuance and deliver of the Convertible Note to the Lenders, the Lenders hereby irrevocably waives any and all claims, demands, suits, actions, causes of action and rights whatsoever at law or in equity, now existing or arising relating to any accrued and unpaid interest on the Original Notes. The Lenders hereby acknowledges and agrees that it shall not commence or prosecute in any way, or cause to be commenced or prosecuted, any action in any court relating to such accrued and unpaid interest.

Section 6. Closing. The Closing shall take place at the offices of Lucosky Brookman LLP, 101 Wood Avenue South, Woodbridge, New Jersey 08830, no later than the second Business Day after the conditions to Closing set forth herein have been satisfied or waived, to the extent permitted by applicable law, or at such other location and on such other date as the Company and the Investors shall mutually agree. As used herein, “Business Day” means a day, other than a Saturday, Sunday or legal holiday, on which commercial banks in New York City are open for the general transaction of business.

Section 7. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event that at any time hereafter any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such action without any further consideration therefor.

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Section 8. Equitable Remedies. The Company acknowledges that the Lenders would suffer immediate and irreparable harm for which an adequate remedy would not be available at law as a result of any breach of this Agreement. Accordingly, in the event of any breach, or threatened breach, of the provisions of this Agreement, the Lenders shall be entitled to an order of specific performance or other injunctive relief against the Company in addition to any other rights and remedies to which the Lenders may be entitled, whether at law or in equity, and the Company irrevocably and unconditionally consents to the entry of an order providing such relief in the event of any breach or threatened breach of the terms hereof by such party. No party shall be required to post any bond or other security in connection with any such action for specific performance or other injunctive relief.

Section 9. Successors and Assigns. This Agreement may only be assigned by the Company hereto without the prior written consent of the Lenders. The Lenders may assign this Agreement without the consent of the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 10. Survival; Successors and Assigns. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Convertible Note.

Section 11. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 12. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 13 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 8:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 8:00 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

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Section 14. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lenders.

Section 15. Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 16. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 17. Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature page follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:
DATZ WORLD HOLDINGS CORP.
By:	/s/ Kurt Rossner
Name:	Kurt Rossner
Title:	Chief Executive Officer

Address for delivery of Notice:
LENDERS:

MFA HOLDINGS, CORP.

By:	/s/ Allan Marshall
Name:	Allan Marshall
Title:	President

/s/ Allan Marshall
ALLAN MARSHALL

/s/ Jeff Bishop
JEFF BISHOP

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 EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

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